99 Tulip Avenue, Suite 108
Floral Park, NY 11001
P. 516.639.7676 F. 516.328.8772
E. JohnCacchioli@gmail.com

John A. Cacchioli, Attorney At Law

July 30, 2012

The Board of Directors
Sharp Performance, Inc.
12 Fox Run
Sherman, CT 06784-1741

Gentlemen:

You have requested my opinion as counsel for Sharp Performance, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and regulations promulgated there under, of 38,500 shares offered pursuant to a Registration Statement on Form S-1 (the "Registration Statement").

This letter is being furnished at your request and in accordance with Item 601(b) (5) of Regulation S-K, promulgated under Securities Act, for filing to the above referenced registration statement.

For purposes of this opinion, I have examined the Registration Statement filed with the Securities and Exchange Commission on or about the date hereof, including the prospectus, which is a part thereof (the "Prospectus") and the exhibits thereto. I have also been furnished with and have examined originals or copies, certified or otherwise identified to my satisfaction, of all such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed it necessary to require as a basis for the opinions hereafter expressed.

In my examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the correctness of facts set forth in certificates, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or Photostatted copies, and the authenticity of the originals of such copies.

My opinions below are based upon the laws of the State of New York, the General Corporation Law of the State of Nevada, including the statutory provisions, all applicable reported judicial decisions interpreting these laws and the federal securities laws of the United States.

Based on the foregoing, it is my opinion that

1. The Company is a duly organized and validly existing corporation under the laws of the State of Nevada, with corporate power to conduct the business it conducts as described in the Registration Statement; and

2. The 38,500 shares offered pursuant to the registration statement are duly authorized; and
3. The 38,500 shares set forth in the Registration Statement when sold, are validly issued and are fully paid and non-assessable shares of common stock of Sharp Performance, Inc.

I consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of my name under the caption "Interest of Named Experts and Counsel" in the Prospectus.

Sincerely,

John Cacchioli

John Cacchioli, Esq.